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                       [Hogan & Hartson LLP letterhead]


                               October 25, 2000

Board of Directors
XM Satellite Radio Holdings Inc.
1500 Eckington Place, N.E.
Washington, D.C. 20002

Ladies and Gentlemen:

          We are acting as special counsel to XM Satellite Radio Holdings Inc., a Delaware corporation (the "Company"), in connection with its registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission on October 6, 2000, File No. 333-47570, and relating to the proposed public offering of up to $500,000,000 in aggregate amount of one or more classes or series of the Company's securities, which securities may include any or all of the Company's:

            (i) shares of Class A common stock, par value $.01 per share (the
                "Class A Common Stock");

           (ii) shares of preferred stock (the "Preferred Stock");

          (iii) Preferred Stock represented by depositary shares (the "Depositary Shares");

           (iv) debt securities (the "Debt Securities");

            (v) warrants to purchase Debt Securities, Class A Common Stock,
                Preferred Stock or Depositary Shares (the "Warrants"); and

           (vi) rights to purchase Class A Common Stock (the "Rights" and together with the Class A Common Stock, Preferred Stock, Depositary Shares, Debt Securities and Warrants, the "Securities"),

all of which Securities may be offered and sold by the Company from time to time as set forth in the prospectus which forms a part of the Registration Statement (the "Prospectus"), and as set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"). This opinion letter is furnished to you at your request
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October 25, 2000
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to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K,
17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

          For purposes of this opinion letter, we have examined copies of the following documents:

          1.   An executed copy of the Registration Statement.

          2. The Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware on October 24, 2000 and as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect (the "Amended and Restated Certificate").

          3. The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect (the "Bylaws").

          4. The proposed form of Debt Securities Indenture between the Company and a trustee to be determined (the "Trustee"), filed as
               Exhibit 4.10 to the Registration Statement (the "Indenture").

          5. Resolutions of the Board of Directors of the Company adopted on September 7, 2000, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the issuance and sale of the Securities and arrangements in connection therewith.

          In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

          This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations. As used herein, the term "Delaware General Corporation Law, as amended" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.
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October 25, 2000
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          For purposes of this opinion letter, we have assumed that:

           (i) the issuance, sale, amount and terms of the Securities to be offered from time to time will be duly authorized and established by proper action of the Board of Directors of the Company (each, a "Board Action") and in accordance with the Certificate of Incorporation, Bylaws and applicable Delaware law;

          (ii) prior to any issuance of shares of Preferred Stock or Depositary Shares, an appropriate Certificate of Designation relating to a class or series of the Preferred Stock or Depositary Shares to be sold under the Registration Statement will have been duly authorized and adopted and filed with the Secretary of State of the State of Delaware (the "Certificate of Designation");

         (iii) any Depositary Shares will be issued by the Depositary (as defined below) under one or more deposit agreements (each, a "Deposit Agreement"), each to be between the Company and a financial institution identified therein as the depositary (each, a "Depositary");

          (iv) any Debt Securities will be issued pursuant to an Indenture;

           (v) any Rights will be issued under one or more rights agreements (each a "Rights Agreement"), each to be between the Company and a financial institution identified therein as a rights agent (each, a "Rights Agent"); and

          (vi) any Warrants will be issued under one or more warrant agreements (each, a "Warrant Agreement"), each to be between the Company and a financial institution identified therein as a warrant agent (each, a "Warrant Agent").

          Based upon, subject to and limited by the foregoing, we are of the opinion that:

          (a) following (i) final action of the Board of Directors of the Company authorizing an issuance of Class A Common Stock, (ii) effectiveness of the Registration Statement, (iii) issuance and delivery of certificates for Class A Common Stock against payment therefor in accordance with the terms of such Board Action and any applicable underwriting agreement or purchase agreement, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement or upon the exercise of any Warrants for Class A Common Stock in accordance with the terms thereof, or conversion or exchange of Preferred Stock that, by their terms, are convertible into or exchangeable for Class A Common
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October 25, 2000
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Stock, the Class A Common Stock will be validly issued, fully paid, and nonassessable;

          (b) following (i) final action of the Board of Directors of the Company authorizing and establishing a series of the Preferred Stock, in accordance with the terms of the Certificate of Incorporation, the Bylaws and applicable law, (ii) filing of an appropriate Certificate of Designation with respect to such Preferred Stock, (iii) effectiveness of the Registration Statement, (iv) final action of the Board of Directors authorizing issuance of such shares of Preferred Stock, and (v) receipt by the Company of the consideration for the Preferred Stock specified in the resolutions of the Board of Directors, the Preferred Stock will be validly issued, fully paid, and nonassessable.

          (c) following (i) final action of the Board of Directors classifying a series of Preferred Stock underlying a series of Depositary Shares, in accordance with the terms of the Certificate of Incorporation, Bylaws and applicable law, (ii) filing of an appropriate Certificate of Designation with respect to such Preferred Stock, (iii) effectiveness of the Registration Statement, (iv) final action of the Board of Directors authorizing issuance of such shares of Preferred Stock, (v) final action of the Board of Directors authorizing execution and delivery of a Deposit Agreement, and (vi) receipt by the Company of the consideration for the Depositary Shares specified in the resolutions of the Board of Directors, the Depositary Shares will be validly issued, fully paid, and nonassessable.

          (d) following (i) effectiveness of the Registration Statement,
(ii) due execution and delivery of an applicable Indenture by the Company and the Trustee named therein, (iii) final action of the Board of Directors duly authorizing the issuance of any series of Debt Securities, the terms of which have been duly established in accordance with the provisions of the Indenture,
(iv) due authentication by the Trustee, and (v) due execution and delivery of such Debt Securities on behalf of the Company against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement or purchase agreement, the Indenture and any applicable supplemental indenture, and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether enforcement is considered in a proceeding in equity or at law).
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October 25, 2000
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          (e) following (i) effectiveness of the Registration Statement,
(ii) due authorization by the Board of Directors of the Company of a Warrant Agreement and the specific terms of the underlying Warrants conforming to the description thereof in the Registration Statement and/or the applicable Prospectus Supplement and delivery of such Warrant Agreement by the Company and the Warrant Agent named therein, (iii) authentication by the Warrant Agent of Warrants conforming to the requirements of the related Warrant Agreement, and
(iv) due execution and delivery on behalf of the Company of such Warrants against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement or purchase agreement and the applicable Warrant Agreement and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, and assuming that the terms of the Warrants as set forth in the Warrant Agreement do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, the Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (f) following (i) effectiveness of the Registration Statement,
(ii) due authorization by the Board of Directors of the Company of a Rights Agreement and the specific terms of the underlying Rights conforming to the description thereof in the Registration Statement and/or the applicable Prospectus Supplement and delivery of such Rights Agreement by the Company and the Rights Agent named therein, (iii) authentication by the Rights Agent of Rights conforming to the requirements of the related Rights Agreement, and
(iv) due execution and delivery on behalf of the Company of such Rights against payment therefor in accordance with the terms of such Board Action, any applicable underwriting agreement or purchase agreement and the applicable Rights Agreement and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, and assuming that the terms of the Rights as set forth in the Rights Agreement do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, the Rights will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and as may be limited by the exercise of
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October 25, 2000
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judicial discretion and the application of principles of equity, including, without limitation, requirements of good faith, fair dealing, conscionability and materiality (regardless of whether enforcement is considered in a proceeding in equity or at law).

          To the extent that the obligations of the Company under any Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that the applicable Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

          To the extent that the obligations of the Company under any Rights Agreement may be dependent upon such matters, we assume for purposes of this opinion that the applicable Rights Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Rights Agent is duly qualified to engage in the activities contemplated by the Rights Agreement; that the Rights Agreement has been duly authorized, executed and delivered by the Rights Agent and constitutes the valid and binding obligation of the Rights Agent enforceable against the Rights Agent in accordance with its terms; that the Rights Agent is in compliance, with respect to acting as a Rights Agent under the Rights Agreement, with all applicable laws and regulations; and that the Rights Agent has the requisite organizational and legal power and authority to perform its obligations under the Rights Agreement.

          To the extent that the obligations of the Company and the rights of any holder of Depositary Shares under any Deposit Agreement may be dependent upon such matters, we assume for purposes of this opinion that the applicable Depositary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Depositary is duly qualified to engage in the activities contemplated by the Deposit Agreement; that the Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and binding obligation of the Depositary enforceable against the Depositary in accordance with its terms; that the Depositary is in compliance, with respect to acting as a Depositary under the Deposit Agreement, with all applicable laws and regulations; and that the Depositary has the requisite organizational and legal power and authority to perform its obligations under the Deposit Agreement.
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October 25, 2000
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          To the extent that the obligations of the Company under any Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

          The opinions expressed in Paragraphs (d), (e) and (f) above shall be understood to mean only that if there is a default in performance of an obligation, (i) if a failure to pay or other damage can be shown and (ii) if the defaulting party can be brought into a court which will hear the case and apply the governing law, then, subject to the availability of defenses, and to the exceptions set forth in Paragraphs (d), (e) and (f) the court will provide a money damage (or perhaps injunctive or specific performance) remedy.

          This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

          We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                     Very truly yours,

                                     /s/ Hogan & Hartson L.L.P.

                                     HOGAN & HARTSON L.L.P.